United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 22, 2012

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2012, David T. McGraw, the Chief Financial Officer of Communications Systems, Inc. (the “Company”) advised the Company Board of Directors that he would be retiring as Chief Financial Officer on December 31, 2013. Mr. McGraw has been employed by the Company since May 2001 and has served as Chief Financial Officer since January 2008.

Item 5.07.      Submission of Matters to a Vote of Security Holders

In the Proxy Statement for its Annual Meeting of Shareholders held on May 22, 2012, the Board of Directors included a nonbinding shareholder advisory vote regarding the frequency of future advisory votes on executive compensation. The Company recommended shareholders vote in favor of holding this advisory vote every three years. As disclosed in the Company’s Current Report on Form 8-K dated May 22, 2012, 51.9% of the shares voting on this matter voted in favor of holding the shareholder advisory vote on executive compensation every three years. In light of the voting results and consistent with its recommendation to shareholders, the Company’s Board of Directors at its August 9, 2012 Board meeting decided to submit the shareholder advisory vote on executive compensation to its shareholders every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ William G. Schultz
William G. Schultz President and Chief Executive Officer

Date:  November 26, 2012